EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FuelCell Energy Reports Second Quarter 2017 Financial Results and Business Update

•	New projects and commitments of 10.2 megawatts including two utilities and a university
•	Regained marketing rights to the Asian market and actively pursuing opportunities utilizing the entire SureSourceTM product suite for the supply, recovery and storage of energy
•	Advancing long-duration energy storage for utilities utilizing reversible fuel cell with $3.0 million contract award
•	Bill passed in Connecticut potentially enabling over 100 megawatts of fuel cell projects

DANBURY, CT – June 8, 2017 -- FuelCell Energy (Nasdaq: FCEL), a global leader in delivering clean, innovative and affordable fuel cell solutions for the supply, recovery and storage of energy, today reported financial results for its second quarter ended April 30, 2017 and key business highlights.

Financial Results

FuelCell Energy (the Company) reported total revenues for the second quarter of 2017 of $20.4 million, compared to $28.6 million for the comparable prior year period.  Revenue components include:

•	Service and license totaled $12.6 million for the current period compared to $10.4 million for the second quarter of 2016, with the increase reflecting module exchanges in the current period.
•

Generation totaled $1.6 million for the current period compared to $0.2 million for the second quarter of 2016.  The increase reflects the growth in the operating portfolio. As of April 30, 2017 the Company’s operating portfolio totaled 11.2 megawatts under long-term power purchase agreements with five customers and 7.9 megawatts under construction at three locations.  A 1.4 megawatt project and a 7.4 megawatt letter of intent were announced subsequent to quarter end and may be added to the Generation portfolio in future quarters.

•

Product totaled $0.7 million for the current period compared to $15.4 million for the second quarter of 2016.  There were no Asian sales in the current quarter unlike the prior year period as South Korean partner, POSCO Energy, is now manufacturing locally under license and royalty agreements.

•	Advanced Technologies totaled $5.4 million for the current period compared to $2.6 million for the comparable prior year period as new contracts were added.

The gross profit generated in the second quarter of 2017 totaled $0.4 million and the gross margin for the period was 1.9 percent, compared to a gross loss of ($0.2) million incurred for the second quarter of 2016.  Margins from the Generation portfolio, Advanced Technology and Service contracts were partially offset by Product gross loss from under-absorption of fixed overhead costs reflecting the low factory production rate.

Operating expenses for the current period totaled $11.9 million compared to $12.6 million for the prior year period.  The decrease in Administrative and selling expenses was due to lower professional fees.  Research and development expenses increased nominally, reflecting initiatives supporting new product introductions.

FuelCell Energy Second quarter 2017 Results	Page 2

Net loss attributable to common shareholders for the second quarter of 2017 totaled $14.0 million, or $0.33 per basic and diluted share, compared to $16.2 million or $0.56 per basic and diluted share for the second quarter of 2016.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA, a Non-GAAP measure) in the second quarter of 2017 totaled ($8.0) million. Refer to the discussion of Non-GAAP financial measures below regarding the Company’s calculation of Adjusted EBITDA.  Capital spending was $1.9 million in the second quarter of 2017 and depreciation expense was $2.2 million, including depreciation of property, plant and equipment as well as Long term project assets.

Revenue Backlog

Total backlog was $434.5 million as of April 30, 2017 compared to $410.7 million as of April 30, 2016.

•

Services backlog totaled $188.3 million as of April 30, 2017 compared to $210.3 million as of April 30, 2016.  Services backlog includes future contracted revenue from routine maintenance and scheduled module exchanges for power plants under service agreements.

•

Generation backlog totaled $184.4 million as of April 30, 2017 representing future contracted energy sales under contracted power purchase agreements between the Company and the end-user of the power.  Generation backlog for the comparable prior year period totaled $84.5 million.

•	Product sales backlog totaled $12.9 million as of April 30, 2017 compared to $51.0 million as of April 30, 2016.
•	Advanced Technologies contracts backlog totaled $48.9 million as of April 30, 2017 compared to $64.9 million as of April 30, 2016.

In conjunction with adding the “Generation” classification to revenues, the Company has reclassified prior backlog amounts to be consistent with future revenue recognition.

Cash, restricted cash and financing availability

Cash, cash equivalents, restricted cash and financing availability totaled $124.1 million as of April 30, 2017, including:

•	Total cash of $84.1 million, including $46.4 million of unrestricted cash and cash equivalents, and $37.7 million of restricted cash
•	$40.0 million of borrowing availability under the NRG Energy revolving project financing facility

Subsequent to the end of the second quarter of 2017, the Company raised net proceeds of $13.8 million from a public offering of common stock and warrants. The offering was designed to provide additional capital to the Company if warrants are exercised.

Project Assets

Long term project assets consists of projects developed by the Company that are structured with power purchase agreements (PPA), which generate recurring monthly Generation revenue, as well as projects the Company is developing and expects to retain and operate.  Long term project assets totaled $56.3 million as of April 30, 2017, consisting of five projects totaling 11.2 megawatts plus costs incurred to date for three previously announced projects under construction that total 7.9 megawatts.

Business Highlights

•

Expanding generation portfolio by 10.2 megawatts of recent announcements with two distributed generation utility projects including a 1.4 megawatt project for a Long Island utility and a 7.4 megawatt letter of intent with a municipal utility to power a U.S. Navy base, plus a 1.4 megawatt project at a university

FuelCell Energy Second quarter 2017 Results	Page 3

•	Numerous multi-megawatt fuel cell projects offered under a utility-issued 40 megawatt fuel cell-only RFP for Long Island, New York
•	Bill 7036 was recently passed by the Connecticut Legislature that potentially enables over 100 megawatts of fuel cell projects
•

Executed a Memorandum of Understanding with partner POSCO Energy to engage in discussions to modify and enter into new agreements to accelerate business activity in Asia, and regained marketing rights to the Asian market and now marketing the entire product solutions portfolio including carbon capture, distributed hydrogen and storage solutions

•	Completed Alberta Innovates engineering study for fuel cell carbon capture application at Canadian oil sands
•	Progressing site engineering of fuel cell carbon capture pilot site at Plant Barry, Alabama
•	Advancing solid oxide fuel cell energy storage with $3.0 million award from the Advanced Research Projects Agency-Energy (ARPA-E) division of the U.S. Department of Energy

“We are continuing to expand our ownership model in North America as we announced projects with two new utility customers as well as a university,” said Chip Bottone, President and Chief Executive Officer, FuelCell Energy.  “We regained marketing rights to the Asian market and have already submitted multi-megawatt proposals to prospective customers and are having discussions with our partner POSCO Energy regarding a long term module procurement agreement for FuelCell Energy to supply modules for the existing installed fleet in South Korea.”

Conference Call Information

FuelCell Energy management will host a conference call with investors beginning at 10:00 a.m. Eastern Time on Thursday, June 8, 2017 to discuss the second quarter results for 2017.

Participants can access the live call via webcast on the Company website or by telephone as follows:

•

The live webcast of this call and supporting slide presentation will be available at www.fuelcellenergy.com.  To listen to the call, select ‘Investors’ on the home page, proceed to the ‘Events & presentations’ page and then click on the ‘Webcast’ link listed under the June 8th earnings call event listed, or click here

•	Alternatively, participants can dial 647-788-4901 and state FuelCell Energy or the conference ID number 23330623

The replay of the conference call will be available via webcast on the Company’s Investors’ page at www.fuelcellenergy.com approximately two hours after the conclusion of the call.

Cautionary Language

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and business plans. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, potential volatility of energy prices, rapid technological change, competition, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this

FuelCell Energy Second quarter 2017 Results	Page 4

press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

About FuelCell Energy

FuelCell Energy (NASDAQ: FCEL) delivers efficient, affordable and clean solutions for the supply, recovery and storage of energy.  We design, manufacture, undertake project development, install, operate and maintain megawatt-scale fuel cell systems, serving utilities, industrial and large municipal power users with solutions that include both utility-scale and on-site power generation, carbon capture, local hydrogen production for transportation and industry, and long duration energy storage.  With installations on three continents and millions of megawatt hours of ultra-clean power produced, FuelCell Energy is a global leader with environmentally responsible power solutions.  Visit us online at www.fuelcellenergy.com and follow us on Twitter

SureSource, SureSource 1500, SureSource 3000, SureSource 4000, SureSource Recovery, SureSource Capture, SureSource Hydrogen, SureSource Storage, SureSource Service, SureSource Capital, FuelCell Energy, and FuelCell Energy logo are all trademarks of FuelCell Energy, Inc.

Contact:	FuelCell Energy, Inc. Kurt Goddard, Vice President Investor Relations 203-830-7494 ir@fce.com

Source: FuelCell Energy

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FuelCell Energy Second quarter 2017 Results	Page 5

FUELCELL ENERGY, INC.

Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	April 30, 2017	October 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$46,454	$84,187
Restricted cash and cash equivalents – short-term	4,591	9,437
Accounts receivable, net	24,836	24,593
Inventories	75,585	73,806
Other current assets	6,588	10,181
Total current assets	158,054	202,204

Restricted cash and cash equivalents – long-term	33,088	24,692
Long-term project assets	56,288	47,111
Property, plant and equipment, net	40,895	36,640
Goodwill	4,075	4,075
Intangible assets	9,592	9,592
Other assets, net	17,551	16,415
Total assets	$319,543	$340,729

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$14,564	$5,010
Accounts payable	10,215	18,475
Accrued liabilities	15,003	20,900
Deferred revenue	8,388	6,811
Preferred stock obligation of subsidiary	787	802
Total current liabilities	48,957	51,998

Long-term deferred revenue	19,944	20,974
Long-term preferred stock obligation of subsidiary	12,889	12,649
Long-term debt and other liabilities	77,394	80,855
Total liabilities	159,184	166,476
Redeemable preferred stock (liquidation preference of $64,020 at April 30, 2017 and October 31, 2016)	59,857	59,857

Total Shareholders’ Equity:
Common stock ($0.0001 par value; 125,000,000 and 75,000,000 shares authorized at April 30, 2017 and October 31, 2016, respectively; 47,575,606 and 35,174,424 shares issued and outstanding at April 30, 2017 and October 31, 2016, respectively)	5	4
Additional paid-in capital	1,017,632	1,004,566
Accumulated deficit	(916,553)	(889,630)
Accumulated other comprehensive loss	(582)	(544)
Treasury stock, Common, at cost (88,861 and 21,527 shares at April 30, 2017 and October 31, 2016, respectively)	(280)	(179)
Deferred compensation	280	179
Total Shareholders’ equity	100,502	114,396
Total liabilities and Shareholders’ equity	$319,543	$340,729

Deferred Finance Costs. Accounting Standards Update 2015-03, Simplifying the Presentation of Debt Issuance Costs, requires that deferred finance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt. Retrospective application is required which resulted in a reclassification in our Consolidated Balance Sheet as of October 31, 2016 of $0.3 million of debt issuance costs from Current assets to be a direct deduction of Current portion of debt and a reclassification of $1.1million of debt issuance costs from Other assets, net to be a direct deduction of Long-term debt and Other liabilities.

FuelCell Energy Second quarter 2017 Results	Page 6

FUELCELL ENERGY, INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	Three Months Ended April 30,
	2017	2016
Revenues:
Product	$737	$15,424
Service and license	12,592	10,353
Generation	1,634	220
Advanced technologies	5,454	2,584
Total revenues	20,417	28,581

Costs of revenues:
Product	3,204	15,118
Service and license	12,159	10,821
Generation	1,294	167
Advanced technologies	3,377	2,632
Total cost of revenues	20,034	28,738

Gross profit (loss)	383	(157)

Operating expenses:
Administrative and selling expenses	6,483	7,441
Research and development expenses	5,386	5,110
Restructuring expense	10	-
Total operating expenses	11,879	12,551

Loss from operations	(11,496)	(12,708)

Interest expense	(2,310)	(982)
Other (expense) income, net	532	(1,547)

Loss before provision for income taxes	(13,274)	(15,237)

Benefit (provision) for income taxes	36	(177)

Net loss	(13,238)	(15,414)

Net loss attributable to noncontrolling interest	-	41

Net loss attributable to FuelCell Energy, Inc.	(13,238)	(15,373)

Preferred stock dividends	(800)	(800)

Net loss to common shareholders	$(14,038)	$(16,173)

Loss per share basic and diluted
Basic	$(0.33)	$(0.56)
Diluted	$(0.33)	$(0.56)

Weighted average shares outstanding
Basic	42,568,818	28,782,066
Diluted	42,568,818	28,782,066

FuelCell Energy Second quarter 2017 Results	Page 7

FUELCELL ENERGY, INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	Six Months Ended April 30,
	2017	2016
Revenues:
Product	$2,544	$40,497
Service and license	19,528	16,560
Generation	3,719	333
Advanced technologies	11,628	4,673
Total revenues	37,419	62,063

Costs of revenues:
Product	7,259	39,507
Service and license	18,425	17,440
Generation	2,409	399
Advanced technologies	7,130	5,040
Total cost of revenues	35,223	62,386

Gross profit (loss)	2,196	(323)

Operating expenses:
Administrative and selling expenses	12,487	13,481
Research and development expenses	10,778	10,421
Restructuring expense	1,355	-
Total operating expenses	24,620	23,902

Loss from operations	(22,424)	(24,225)

Interest expense	(4,577)	(1,827)
Other (expense) income, net	123	(859)

Loss before provision for income taxes	(26,878)	(26,911)

Provision for income taxes	(45)	(282)

Net loss	(26,923)	(27,193)

Net loss attributable to noncontrolling interest	-	108

Net loss attributable to FuelCell Energy, Inc.	(26,923)	(27,085)

Preferred stock dividends	(1,600)	(1,600)

Net loss to common shareholders	$(28,523)	$(28,685)

Loss per share basic and diluted
Basic	$(0.71)	$(1.04)
Diluted	$(0.71)	$(1.04)

Weighted average shares outstanding
Basic	40,049,948	27,500,236
Diluted	40,049,948	27,500,236

FuelCell Energy Second quarter 2017 Results	Page 8

Non-GAAP Financial Measures

Financial Results are presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  Management also uses non-GAAP measures to analyze and make operating decisions on the business. Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA are alternate, non-GAAP, measures of cash utilization use by the Company.

These supplemental non-GAAP measures are provided to assist readers in determining operating performance. Management believes EBITDA and Adjusted EBITDA are useful in assessing performance and highlighting trends on an overall basis. Management also believes these measures are used by companies in the fuel cell sector and by securities analysts and investors when comparing results of FuelCell Energy with those of other companies. EBITDA differs from the most comparable GAAP measure, net loss attributable to FuelCell Energy, Inc., primarily because it does not include finance expense, income taxes and depreciation of property, plant and equipment. Adjusted EBITDA adjusts EBITDA for stock-based compensation and restructuring charges, which are considered non-recurring.

While management believes that the non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these measures. The measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

The following table calculates EBITDA and Adjusted EBITDA and reconciles these figures to the GAAP financial statement measure Net loss attributable to FuelCell Energy, Inc.

	Three Months Ended April 30,		Six Months Ended April 30,
(Amounts in thousands)	2017	2016	2017	2016
Net loss attributable to FuelCell Energy, Inc.	$(13,238)	$(15,373)	$(26,923)	$(27,085)
Depreciation	2,239	1,191	4,296	2,342
Benefit/(Provision) for income taxes	(36)	177	45	282
Other (income)/expense, net(1)	(532)	1,547	(123)	859
Interest expense	2,310	982	4,577	1,827
EBITDA	$(9,257)	$(11,476)	$(18,128)	$(21,775)
Stock-based compensation expense	1,213	805	2,226	1,663
Restructuring expense	10	-	1,355	-
Adjusted EBITDA	$(8,034)	$(10,671)	$(14,547)	$(20,112)

(1)

Other income (expense), net includes gains and losses from transactions denominated in foreign currencies, changes in fair value of embedded derivatives, and other items incurred periodically, which are not the result of the Company’s normal business operations.